                                                                    EXHIBIT 99.1

                              Sigma Broadcasting, Inc.

                              Financial Statements

                              Year Ended December 31, 1995
                              with Report of Independent Auditors

                           Sigma Broadcasting, Inc.

                             Financial Statements


                         Year Ended December 31, 1995



                                   CONTENTS


Report of Independent Auditors.............................................   1


Financial Statements

Balance Sheet..............................................................   2
Statement of Operations....................................................   4
Statement of Stockholders' Equity..........................................   5
Statement of Cash Flows....................................................   6
Notes to Financial Statements..............................................   7

                        Report of Independent Auditors



Board of Directors
Argyle Television, Inc.

We have audited the balance sheet of Sigma Broadcasting, Inc. as of December 31, 1995, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of a material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sigma Broadcasting, Inc. at December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                /s/ Ernst & Young LLP
July 26, 1996

                           Sigma Broadcasting, Inc.

                                 Balance Sheet

                               December 31, 1995

ASSETS
Current assets:
 Cash and cash equivalents                                         $  143,924
 Accounts receivable, net                                           1,407,697
 Program rights                                                       253,969
 Prepaid expenses                                                     157,811
                                                                   ----------
Total current assets                                                1,963,401

Property and equipment:
 Land and improvements                                                 39,938
 Broadcasting equipment                                             7,810,202
 Office furniture, equipment, and other                               843,729
                                                                   ----------
                                                                    8,693,869
 Less accumulated depreciation                                      6,619,986
                                                                   ----------
                                                                    2,073,883

Other assets:
 Goodwill, net of accumulated                                         450,788
  amortization of $523,921
 Program rights, noncurrent                                           265,680
 Other                                                                 14,218
                                                                   ----------
Total assets                                                       $4,767,970
                                                                   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                                  $  126,460
 Accrued liabilities                                                   76,655
 Program rights payable                                               253,969
 Current maturities of long-term debt                               1,986,577
                                                                   ----------
Total current liabilities                                           2,443,661

Program rights payable                                                265,680
Long-term debt                                                        308,584

Stockholders' equity:
 Common stock, par value $1.00 per
  share, 5,000 shares authorized, 1,000 shares
  issued and outstanding                                                1,000
 Additional paid-in capital                                           226,106
 Retained earnings                                                  1,522,939
                                                                   ----------
Total stockholders' equity                                          1,750,045


                                                                   ----------
Total liabilities and stockholders' equity                         $4,767,970
                                                                   ==========

See accompanying notes.

                           Sigma Broadcasting, Inc.

                            Statement of Operations

                         Year Ended December 31, 1995

Total revenues                                                     $7,894,762

Station operating expenses                                          5,532,591
Amortization of program rights                                        163,211
Depreciation and amortization                                         814,736
                                                                   ----------
Station operating income                                            1,384,224

Corporate general and administrative expenses                         152,345
                                                                   ----------
Operating income                                                    1,231,879

Interest expense and other, net                                       161,863
                                                                   ----------
Income before income taxes                                          1,070,016

Income taxes                                                          435,554
                                                                   ----------

Net income                                                         $  634,462
                                                                   ==========


See accompanying notes.

                            Sigma Broadcasting, Inc.

                       Statement of Stockholders' Equity

                                        ADDITIONAL
                              COMMON     PAID-IN       RETAINED
                              STOCK      CAPITAL       EARNINGS        TOTAL
                            ----------------------------------------------------
Balance at December 31,
 1994                         $1,000    $226,106      $  888,477     $1,115,583
Net income                        --          --         634,462        634,462
                            ----------------------------------------------------

Balance at December 31,
 1995                         $1,000    $226,106      $1,522,939     $1,750,045

                            ====================================================

See accompanying notes.

                           Sigma Broadcasting, Inc.

                            Statement of Cash Flows

                         Year Ended December 31, 1995

OPERATING ACTIVITIES
Net income                                                           $  634,462
Adjustments to reconcile net income to  net cash
 provided by operating activities:
  Depreciation and amortization                                         814,736
  Amortization of program rights                                        163,211
  Decrease in accounts receivable                                       122,276
  Program payments                                                     (163,211)
  Gain on sale of assets                                                (16,502)
  Increase in prepaid expenses                                         (373,272)
  Decrease in accounts payable                                          (55,303)
  Decrease in accrued liabilities                                        33,573
                                                                     ----------
Net cash provided by operating activities                             1,159,970

INVESTING ACTIVITIES
Purchases of equipment                                                 (623,316)
Proceeds from sale of equipment                                           2,400
Other                                                                   (12,600)
                                                                     ----------
Net cash used by investing activities                                  (633,516)

FINANCING ACTIVITIES
Payments on long-term debt                                             (542,022)
                                                                     ----------
Net cash used by financing activities                                  (542,022)
                                                                     ----------
Net decrease in cash and cash equivalents                               (15,568)

Cash and cash equivalents at beginning of year                          159,492
                                                                     ----------

Cash and cash equivalents at end of year                             $  143,924
                                                                     ==========

See accompanying notes.

                           Sigma Broadcasting, Inc.

                         Notes to Financial Statements

                               December 31, 1995


1.  NATURE OF OPERATIONS

Sigma Broadcasting, Inc. (Company) owns and operates KHBS-TV and its S-2 satellite KHOG-TV which serve as ABC Affiliates in Fort Smith and Fayetteville, Arkansas, respectively. The Company operates in one business segment, commercial television broadcasting.

2.  SUMMARY OF ACCOUNTING POLICIES AND USE OF ESTIMATES

CASH EQUIVALENTS

All highly liquid investments with maturities of three months or less when purchased are considered to be cash equivalents.

ACCOUNTS RECEIVABLE

It is the policy of the Company to charge uncollectible accounts receivable to expense at the time management determines the account to be uncollectible. Bad debts written off totaled $24,558 for the year ended December 31, 1995. The Company believes that the direct write-off method approximates the allowance method of accounting for bad debt expense.

PROGRAM RIGHTS

Program rights and the corresponding contractual obligations are recorded when the license period begins and the programs are available for use. Costs are amortized based on the number of showings or license period. Program rights and the corresponding contractual obligations are classified as current or long-term based on estimated usage and payment terms, respectively.

BARTER AND TRADE TRANSACTIONS

Barter transactions represent the exchange of commercial air time for programming. Trade transactions represent the exchange of commercial air time for merchandise or services. Barter transactions are generally recorded at the fair market value of the commercial air time relinquished. Trade transactions are generally recorded at the fair

                           Sigma Broadcasting, Inc.

                               December 31, 1995


2.  SUMMARY OF ACCOUNTING POLICIES AND USE OF ESTIMATES (CONTINUED)

market value of the merchandise or services received. Revenue is recognized on barter and trade transactions when the commercials are broadcast; expenses are recorded when the merchandise or service received is utilized. Barter and trade revenues for the year ended December 31, 1995 were $398,229 and are included in total revenues. Barter and trade expenses for the year ended December 31, 1995 were $365,862 and are included in station operating expenses.

PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost. The cost of such items retired or replaced is removed from the appropriate asset account and the accumulated appreciation thereon is removed from the accumulated depreciation account. Any resulting gain or loss, representing the difference between the sales price and depreciated cost, is credited or charged to income.

Depreciation expense using primarily the modified accelerated cost recovery system method, which approximates the straight-line method, was $765,998 for the year ended December 31, 1995. Depreciation was based on the following estimated useful lives:

             ASSET CATEGORY                                         YEARS
--------------------------------------------------------------------------------

  Broadcasting equipment                                              5-7
  Office furniture, equipment, and other                              3-7
  Leasehold improvements                                            10-31

GOODWILL

Goodwill represents the excess of purchase price above the fair market value of the assets purchased. Goodwill is being amortized over 20 years using the straight-line method. The carrying value of goodwill will be reviewed if the facts and circumstances suggest that they may be impaired. If this review indicates that goodwill will not be recoverable, the Company's carrying value of the goodwill would be reduced by the estimated shortfall of future undiscounted cash flows.

                           Sigma Broadcasting, Inc.

                               December 31, 1995


2.  SUMMARY OF ACCOUNTING POLICIES AND USE OF ESTIMATES (CONTINUED)

INCOME TAXES

Income taxes are provided using the liability method in accordance with FASB Statement No. 109.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

RECENT ACCOUNTING PRONOUNCEMENT

In March 1995, the FASB issued Statement No.121, "Accounting for the Impairment of Long-Lived Assets and For Long-Lived Assets To Be Disposed Of" (Statement
121), which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company will adopt Statement 121 in 1996 and, based on current circumstances, does not believe the effect of adoption will be material.

3.  GOODWILL

In March 1985, the Company purchased the operating assets of KHBS-TV and KHOG-TV television stations. The excess of purchase price above the fair market value of the assets purchased was recorded as goodwill in the amount of $974,709. Amortization expense for the year ended December 31, 1995 was $48,738.

                           Sigma Broadcasting, Inc.

                               December 31, 1995


4.  NOTES PAYABLE

Notes payable at December 31, 1995 consisted of the following:

  Note payable  stockholder, unsecured,
   with principal payments of $25,000
   per month and interest paid annually
   at 7.19%                                                        $1,422,041

  Note payable  stockholder, unsecured,
   with principal payments of $5,000
   per month and interest paid annually
   at 7.19%                                                           377,561

  Note payable  stockholder, unsecured,
   with monthly payments including
   interest of $1,661 and interest paid
   monthly at 9%                                                       14,401

  Note payable  individual, secured by
   certain equipment, with monthly
   payments including interest of
   $14,638 and interest paid annually
   at 6.01%                                                           481,158
                                                                   ----------

                                                                   $2,295,161
                                                                   ==========

The Company paid interest totaling $203,292 for the year ended December 31, 1995.

                           Sigma Broadcasting, Inc.

                               December 31, 1995


5.  INCOME TAXES

Income tax expense was $435,554 for the year ended December 31, 1995 as follows:

  Federal income taxes                                              $361,616
  Arkansas state income taxes                                         73,938
                                                                    --------

                                                                    $435,554
                                                                    ========

The Company's effective income tax rate was 40.7% computed as follows:

                                                          1995        PERCENT
                                                        ------------------------

  Federal income tax at statutory tax rates             $363,805       34.0%
  State income tax net of federal tax benefit             48,799        4.6%
  Effect of nondeductible expenses                        22,950        2.1%
                                                        ------------------------

                                                        $435,554       40.7%
                                                        ========================

Income taxes paid during the current year totaled $555,529.

6.  RELATED PARTY TRANSACTIONS

The Company leases certain operating facilities from Sigma Properties, a related party, by virtue of common officers and owners. Rentals paid by the Company to Sigma Properties was $130,800 for the year ended December 31, 1995 (see Note 8).

The majority stockholder is paid an $11,000 per month consulting fee for consulting services rendered. Total consulting fees paid totaled $132,000 for the year ended December 31, 1995.

                           Sigma Broadcasting, Inc.

                               December 31, 1995


6.  RELATED PARTY TRANSACTIONS (CONTINUED)

The stockholders have made various loans to the Company for equipment and working capital needs (see Note 4).

The Company makes a monthly note payment totaling $14,678, including interest, to the father of the stockholders of the Company. This note was for the initial purchase of the Company's primary broadcast tower (see Note 4).

Management of the Company is of the opinion that these related party transactions are comparable to those which would be incurred with independent third parties for similar facility and services.

7.  RETIREMENT PLAN

The Company has established a 401(k) plan for the benefit of its employees. Qualified employees may contribute from 2% to 15% of their compensation up to certain dollar amounts. The Company matches 50% of the first 6% of employees' contributions. The Company's contributions to the plan were $39,038 for the year ended December 31, 1995. The Company expenses these contributions as they are incurred.

8.  COMMITMENTS

The Company has entered into various operating leases as follows:

  The Company leases its real estate, buildings, and operating facilities from Sigma Properties Partnership, a related party (see Note 6). The monthly lease amount is $10,900 per month. The lease is a one-year lease renewing each January 1. Either party may cancel the lease for the subsequent year with written notice served to the other party by December 1, annually.

  The Company leases land for four different tower sites. The current monthly lease amount is approximately $746 per month with scheduled increases through 2014.

  Rent expense incurred for the year ended December 31, 1995 was $130,800.

                           Sigma Broadcasting, Inc.

                               December 31, 1995


8.  COMMITMENTS (CONTINUED)

Following is a summary of future minimum payments under operating lease agreements that have remaining noncancelable lease terms in excess of one year at December 31, 1995, as well as future minimum payments under terms of various agreements relating to employment contracts for key employees:

                                     OPERATING           EMPLOYMENT
                                      LEASES             CONTRACTS
                                    --------------------------------
  1996                              $  139,752            $228,517
  1997                                 139,752              66,625
  1998                                 140,752              21,667
  1999                                 140,812                  --
  2000                                 140,872                  --
  Years subsequent to 2000           1,972,208                  --
                                    --------------------------------

                                    $2,674,148            $316,809
                                    ================================

9.   SUBSEQUENT EVENT

In June 1996, the Company and certain related assets were sold to Argyle Television, Inc. for total consideration of approximately $33.5 million. The accompanying financial statements do not reflect any adjustment resulting from the sale.